Exhibit 4.18
Additional Tier 1 capital (Basel III-compliant)

Issuer

UBS Group AG, or other employing entities of the UBS group

ISIN

-

Issue Date

16.02.2024
1
Currency

USD
Nominal

2
(million)

Coupon Rate

8.30% / 4.60%
3
Maturity Date

perpetual
4
First Call Date

1 March 2029
5
1
Issuance date which corresponds to grant date for employees.
2
For information on the outstanding amount, refer to the table “Capital and total loss-absorbing capacity
instruments of UBS Group AG (consolidated), UBS AG

and Credit Suisse AG (both consolidated and
standalone) - Key features”.
3

Applicable to USD-denominated and CHF-denominated

issues, respectively,

and not payable to
EU/UK MRTs

and SMFs, both as defined within this document.
4

Subject to forfeiture and vesting provisions.
5

For SMFs, as defined within this document, partly

on 1 March 2030 and 1 March 2031.

Deferred Contingent Capital Plan 2023/24 (DCCP)

Summary description of the terms and conditions of DCCP as

a capital instrument
Overview
Issues under

the DCCP

are made

by UBS

Group AG

or certain

other employing
entities to

key contributors

at UBS

Group AG

or any

of its

subsidiaries (together,
the "Group").

Eligibility

is determined

by the

Issuer

and

issues

are granted

at its
sole discretion.
Issuer
UBS Group AG or certain other employing entities of the

UBS group
Type of in-
strument
Non-transferable contingent right against the Issuer to receive
(i)
discretionary

annual

interest

equivalent

payments

on

the

nominal
value of

a hypothetical

perpetual Additional

Tier

1 ("AT1")

security
notionally issued

by UBS Group

AG at grant

(the "Notional

Bond"),
and
(i)
at redemption, as determined by the

Issuer in its sole discretion,

ei-
ther the value

of the Notional

Bond in

cash or

perpetual AT1

secu-
rities issued or guaranteed by UBS Group AG or any

other member
of the

Group of

equivalent

value (in

each case

net of

any applica-
ble

taxes

and

social

security

contributions

to

the

employee's

ac-
count).
For

DCCP

awarded

to

EU/UK

Material

Risk

Takers

(MRT)
1

and

individuals

per-
forming

designated

UK

Senior

Management

Functions

(SMF)
2

there

will

be

no
contingent

right

to

receive

discretionary

annual

interest

payments;

only

a

non-
transferable

contingent

right

against

the

Issuer

to

receive

the

amount

indicated
under (ii) above.
Conditional In-
terest Equiva-
lents
Subject

to

(i)

the

conditions

set

out

under

"Trigger

Event

or

Viability

Event"

and
"Forfeiture and Vesting

Provisions" and (ii)

the discretionary and

mandatory inter-
est cancellation

provisions

as set

out below,

interest

equivalents

will

be payable
annually in

arrears on

the nominal

value of

the Notional

Bond at

a rate

of 4.60%
for CHF-denominated issues and 8.30% for USD-denominated

issues.

The

Issuer

may,

at

its

discretion,

elect

to

cancel

any

interest

equivalent

that

is
otherwise scheduled to

be paid on

any interest payment

date. In addition,

without
limitation to

the foregoing,

payments of

interest equivalents

will not

be made

un-
less

sufficient

distributable

items

(i.e.,

net

profits

carried

forward

and

freely

dis-
tributable reserves) of UBS Group AG are available.
Maturity date
Issues under the DCCP have no scheduled maturity date.

Notwithstanding the foregoing, but

subject to the conditions set

out under "Trigger
Event

or

Viability

Event"

and

"Forfeiture

and

Vesting

Provisions",

issues

to

US
taxpayers

will

mature

and

be

settled

on

or

about

1

March

2029

(the

"First

Call
Date"), or for

US-based SMFs

on 1 March

2030 and 1

March 2031 as

mentioned
below. The

Notional Bond underlying

such issues will have

no scheduled maturity
date.
1
Based on relevant European Banking Authority's ("EBA") Regulatory Technical Standards (RTS) for

EU MRTs,
and for UK MRTs,

based on the EBA RTS and the UK Prudential Regulation Authority's and Financial Conduct Au-
thority's rules.

As defined by the UK’s Prudential Regulation Authority and Financial Conduct Authority.

Trigger Event
or Viability
Event
All outstanding issuances under the DCCP (or,

in case of a Trigger Event (as de-
fined below), all outstanding awards under the DCCP in relation to which a Trig-
ger Event has occurred) will be automatically and permanently written down to
zero, no further amounts will be due or paid thereunder

and such awards will be
permanently cancelled, if:
a)

the reported Common Equity Tier 1 ratio

of the Group set forth in UBS
Group AG 's quarterly financial accounts, results, the annual report,

or in
any reviewed interim measurement published upon the instruction of the
Swiss Financial Market Supervisory Authority FINMA ("FINMA"),

falls be-
low 7% or, with respect to grants

awarded to Group Executive Board
members, 10%, as of the relevant balance sheet date (each, a "Trigger
Event");
b)

FINMA provides UBS Group AG with written notice of its

determination
that amounts outstanding under the DCCP are required to be written down to prevent the insolvency,

bankruptcy or failure of UBS Group AG;
or
c)

UBS Group AG has received a commitment of direct or

indirect extraordi-
nary support from the public sector that FINMA has determined and con-
firmed in writing to UBS Group AG is necessary to prevent the insolven-
cy, bankruptcy or failure

of UBS Group AG (an event described in clause
(b) or (c), a "Viability Event").
Conditional
Redemption
Subject to the conditions set out under "Trigger

Event or Viability Event" and "For-
feiture and Vesting Provisions"

and except as mentioned below,

the Issuer may,
at its sole discretion, redeem any issuance by way of either a cash payment or
delivery of AT1 securities

on the First Call Date, provided that, where the Issuer
has elected to redeem an issuance by way of a cash payment,

a redemption will
not occur until FINMA has approved it.
DCCP issuances to SMFs may be redeemed by the Issuer

on the same basis, in
equal quantities on 1 March 2030 and 1 March 2031.

However, the following
exceptions will apply:
a)

For SMFs who are members of the Group Executive Board, the

DCCP Is-
suances may be redeemed on the same basis with 13%

redeemed on 1
March 2030 and 87% redeemed on 1 March 2031;
b)

For certain designated below-GEB SMFs, the DCCP Issuances

may be
redeemed on the same basis with 20% redeemed on 1

March 2030 and
80% redeemed on 1 March 2031.
In case of a

redemption by way

of delivery of securities,

the securities will

be per-
petual

AT1

securities

issued

or guaranteed

by UBS

or

any other

member

of the
Group

with

substantially

the

same

terms

and

provisions

consistent

with

the

No-
tional

Bond,

including

but

not

limited

to,

the

same

Trigger

and

Viability

Events.
Furthermore, the aggregate

value of the

AT1

securities shall, subject

to rounding,
equal the value of the Notional

Bond (net of any applicable taxes

and social secu-
rity contributions).
For issuances granted

to US taxpayers,

redemption will be

on the First

Call Date,
or for US-based

SMFs on

1 March 2030

and 1 March

2031 as mentioned

above,
such

that

if

FINMA

approval

for

any

cash

settlement

has

not

been

given

at

the
applicable point

in time,

issuances

must be

settled by

delivery of

AT1

securities,
on or about that

date. Any AT1

securities delivered

at settlement shall

be market-
able

subordinated

UBS

Group

AG

debt

instruments

in

the

AT1

category

having
such terms and provisions consistent with the

Notional Bond terms and provisions
as

determined

by

UBS

Group

AG

in

its

sole

discretion

on

or

prior

to

the

Grant
Date.

Forfeiture and
Vesting Provi-
sions
Subject to the conditions set out under "Trigger

Event or Viability Event", issu-
ances under the DCCP will vest after a minimum of five

years.
An outstanding unvested issuance under the DCCP will

generally be forfeited and
cancelled, and no further interest equivalents will generally be due or paid, due to
termination of employment or harmful acts by the employee. In certain circum-
stances, vesting of outstanding awards under the DCCP may

be subject to condi-
tions relating to the performance of the Group and/or the employee's business di-
vision and similar conditions. In addition, with respect to

any award granted to
Group Executive Board members, if the Group does

not generate an adjusted
pre-tax profit with respect to any financial year ending

during or after the year of
grant, but prior to the relevant vesting date, the nominal amount of such award
will be reduced by 20% (for each year the Group does

not generate an adjusted
pre-tax profit) of the nominal amount of such award on the relevant grant date.
In case of death (in or out of service) or disability,

an outstanding unvested issu-
ance under the DCCP will vest on the date that the employee's employment con-
tract terminates due to death or disability or any other

date as determined by the
Issuer.
Vesting may be accelerated,

and forfeiture provisions may be relaxed, in case of
early termination of the DCCP by,

or change of control in, UBS Group AG.
Status
In

the

event

of

the

liquidation

or

winding

up

of

the

Issuer

under

circumstances
that

do

not

coincide

with

the

occurrence

of

a

Trigger

Event

or

a

Viability

Event,
the holder will

have a claim

ranking junior

to all rights

and claims of

priority credi-
tors of the Issuer

(i.e., claims in respect

of obligations of

the Issuer (i) that

are un-
subordinated

or

(ii)

that

are

subordinated

(including

Tier

2

instruments)

and

do
not, or

are expressly

not stated

to, rank

pari passu

with, or

junior to,

the Issuer's
obligations under

the DCCP

or any

of the

Issuer's obligations

ranking pari

passu
with the Issuer's obligations under the DCCP).
Governing
Law
Swiss law / in certain cases, New York

law